UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported)
October 25, 2004

INVESTORS REAL ESTATE TRUST

(Exact name of registrant as specified in its charter)

North Dakota	0-14851	45-0311232

(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12 South Main Street
Minot, ND 58701

(Address of principal executive offices, including zip code)

(701) 837-4738

(Registrant’s telephone number, including area code)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

ITEM 8.01. OTHER EVENTS
SIGNATURES
Press Release

ITEM 8.01. OTHER EVENTS

     On October 25, 2004, Investors Real Estate Trust (IRET) issued a press release announcing the commencement of a “best efforts” offering of up to 1.5 million of its common shares of beneficial interest for $10.15 per share. The full text of the press release is set forth in Exhibit 99 attached hereto and is incorporated in this report as if fully set forth herein.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INVESTORS REAL ESTATE TRUST (Registrant)
By:	/s/ Thomas A. Wentz, Sr.
Thomas A. Wentz, Sr.
President & Chief Executive Officer

Dated: October 26, 2004

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